Exhibit 99.1

NEWS RELEASE

CONTACTS: Media Erin DiPietro Manager Corporate Communications T - (412) 433-6845 E - emdipietro@uss.com	Investors/Analysts Dan Lesnak General Manager Investor Relations T - (412) 433-1184 E - dtlesnak@uss.com

FOR IMMEDIATE RELEASE:
UNITED STATES STEEL CORPORATION REPORTS IMPROVED 2016 RESULTS WITH INCREASED OPERATING CASH FLOW AND STRONGER CASH AND LIQUIDITY

•	Full-year net loss of $440 million, or $2.81 per diluted share

•	Operating cash flow of $727 million for 2016

•	Total liquidity of $2.9 billion, including $1.5 billion of cash

•	Full-year adjusted EBITDA of $510 million

•	Carnegie Way benefits of $745 million realized in 2016

PITTSBURGH, January 31, 2017 – United States Steel Corporation (NYSE: X) reported a full-year 2016 net loss of $440 million, or $2.81 per diluted share, which included unfavorable adjustments totaling $190 million, or $1.21 per diluted share. This compared to a full-year 2015 net loss of $1.6 billion, or $11.24 per diluted share, which included unfavorable adjustments totaling $1.4 billion, or $9.45 per diluted share.
Fourth quarter 2016 net loss of $105 million, or $0.61 per diluted share, included unfavorable adjustments totaling $152 million, or $0.88 per diluted share. This compares to fourth quarter 2015 net loss of

$1.1 billion, or $7.74 per diluted share, which included unfavorable adjustments totaling $1.1 billion, or $7.51 per diluted share, and third quarter 2016 net earnings of $51 million, or $0.32 per diluted share, which included unfavorable adjustments totaling $14 million, or $0.08 per diluted share.
For a description of the non-generally accepted accounting principles (non-GAAP) measures and a reconciliation from net earnings (loss) attributable to U. S. Steel, see the non-GAAP Financial Measures section.

Earnings Highlights

(Dollars in millions, except per share amounts)	4Q 2016	3Q 2016	4Q 2015	2016	2015
Net Sales	$2,650	$2,686	$2,572	$10,261	$11,574
Segment earnings (loss) before interest and income taxes
Flat-Rolled	$65	$114	$(88)	$(3)	$(237)
U. S. Steel Europe	63	81	6	185	81
Tubular	(87)	(75)	(64)	(304)	(179)
Other Businesses	21	18	9	63	33
Total segment earnings (loss) before interest and income taxes	$62	$138	$(137)	$(59)	$(302)
Postretirement benefit income (expense)	26	8	(5)	62	(43)
Other items not allocated to segments	(152)	(14)	(311)	(168)	(857)
(Loss) earnings before interest and income taxes	$(64)	$132	$(453)	$(165)	$(1,202)
Net interest and other financial costs	43	62	87	251	257
Income tax (benefit) provision	(2)	19	593	24	183
Less: Net earnings attributable to the noncontrolling interests	—	—	—	—	—
Net (loss) earnings attributable to United States Steel Corporation	$(105)	$51	$(1,133)	$(440)	$(1,642)
-(Loss) earnings per basic share	$(0.61)	$0.32	$(7.74)	$(2.81)	$(11.24)
-(Loss) earnings per diluted share	$(0.61)	$0.32	$(7.74)	$(2.81)	$(11.24)

Adjusted earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) (a)	$211	$272	$(13)	$510	$202
(a) Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of net earnings (loss) attributable to United States Steel Corporation to adjusted EBITDA.
Commenting on results, U. S. Steel President and Chief Executive Officer Mario Longhi said, "We entered 2016 facing very challenging market conditions, but remained focused on our Carnegie Way transformation efforts. Despite lower average realized prices and shipments in 2016, our results are better as we continued to improve our product mix and cost structure. Our focus on cash, including better working capital management and opportunistic capital markets transactions, resulted in an improved debt maturity profile and stronger cash and liquidity. We are well positioned to accelerate the revitalization of our assets to improve our operating reliability and efficiency, and deliver value-enhancing solutions to our customers."

Segment earnings before interest and income taxes were $62 million, or $16 per ton, for the fourth quarter of 2016 compared with segment earnings before interest and income taxes of $138 million, or $37 per ton, in the third quarter of 2016 and a segment loss before interest and income taxes of $137 million, or $37 per ton, in the fourth quarter of 2015.
For the fourth quarter 2016, we recorded a tax benefit of $2 million on our pre-tax loss of $107 million. For the full-year 2016, we recorded a tax provision of $24 million on our pre-tax loss of $416 million. Due to the full valuation allowance on our domestic deferred tax assets, the tax provision does not reflect any tax impact on domestic results.
We generated positive operating cash flow of $727 million for the year ended December 31, 2016. As of December 31, 2016, U. S. Steel had $1.5 billion of cash and $2.9 billion of total liquidity.
Segment Analysis
Fourth quarter results for our Flat-Rolled segment declined as compared with the third quarter primarily due to a decrease in average realized prices, fewer shipments, as well as increased outage spending. Planned outages as part of our previously announced asset revitalization process limited the amount of tons we could ship in the quarter. Full-year Flat-Rolled segment results for 2016 improved from 2015 largely due to lower raw material costs, lower spending, and benefits provided by our Carnegie Way efforts. These improvements were partially offset by lower average realized prices and shipments.
Fourth quarter results for our European segment declined as compared with the third quarter primarily due to rising raw material costs, particularly for coking coal and iron units. These adverse impacts were partially offset by increased shipments and reduced spending. Full-year European segment results for 2016 improved from 2015 due to lower raw material and energy costs along with better operating efficiencies from running at higher utilization rates, partially offset by lower average realized prices.
Fourth quarter results for our Tubular segment declined as compared with the third quarter largely due to an unfavorable lower of cost or market (LCM) adjustment for obsolete inventory related to the prolonged downturn in the energy markets. Full-year 2016 results for our Tubular segment decreased from 2015 due to a combination of lower average realized prices and shipments, as well as the LCM adjustment for obsolete inventory, only partly offset by lower substrate costs and improved spending.

2017 Outlook
Commenting on U. S. Steel’s outlook for 2017, Longhi said, "We are starting 2017 with much better market conditions than we faced at the beginning of 2016. Our Carnegie Way transformation efforts over the last three years have improved our cost structure, streamlined our operating footprint and increased our customer focus. These substantive changes and improvements have increased our earnings power. While we will benefit from improved market conditions, they continue to be volatile and we must remain focused on improving the things that we can control. Pursuing our safety objective of zero injuries, improving our assets and operating performance, and driving innovation that creates differentiated solutions for our customers remain our top priorities."
If market conditions, which include spot prices, raw material costs, customer demand, import volumes, supply chain inventories, rig counts and energy prices, remain at their current levels, we expect:

•	2017 net earnings of approximately $535 million, or $3.08 per share, and EBITDA of approximately $1.3 billion;

•	Results for our Flat-Rolled, European, and Tubular segments to be higher than 2016;

•	To be cash positive for the year, primarily due to improved cash from operations; and

•	Other Businesses to be comparable to 2016 and approximately $50 million of postretirement benefit expense.
We believe market conditions will change, and as changes occur during the balance of 2017, our net earnings and EBITDA should change consistent with the pace and magnitude of changes in market conditions.
Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of the Outlook net earnings to EBITDA.
*****
We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance.
We believe that EBITDA, considered along with the net earnings (loss), is a relevant indicator of trends relating to cash generating activity and provides management and investors with additional information for comparison of our operating results to the operating results of other companies.

Adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share are non-GAAP measures that exclude the effects of restructuring charges, impairment charges, losses associated with U. S. Steel Canada Inc., losses on debt extinguishment, certain postemployment actuarial adjustments, and charges for deferred tax asset valuation allowances that are not part of the Company’s core operations. Adjusted EBITDA is also a non-GAAP measure that excludes the effects of restructuring charges, impairment charges, losses associated with
U. S. Steel Canada Inc, and certain postemployment actuarial adjustments. We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations, particularly cash generating activity, by excluding the effects of restructuring charges, impairment charges, losses on debt extinguishment, certain postemployment actuarial adjustments, charges for deferred tax asset valuation allowances, and losses associated with non-core operations that can obscure underlying trends. U. S. Steel’s management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors, many of which use adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA as alternative measures of operating performance. Additionally, the presentation of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA provides insight into management’s view and assessment of the Company’s ongoing operating performance, because management does not consider the adjusting items when evaluating the Company’s financial performance or in preparing the Company’s annual financial outlook. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA should not be considered a substitute for net earnings (loss), earnings (loss) per diluted share or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies.
A consolidated statement of operations (unaudited), consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.
The Company will conduct a conference call on fourth quarter and full-year 2016 earnings on Wednesday, February 1, at 8:30 a.m. Eastern Standard. To listen to the webcast of the conference call, visit the U. S. Steel website, www.ussteel.com, and click on “Current Information” under the “Investors” section.
For more information on U. S. Steel, visit our website at www.ussteel.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release contains information that may constitute “forward-looking statements” within the meaning of Section 27 of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, and those described from time to time in our future reports filed with the Securities and Exchange Commission.
References to "we," "us," "our," the "Company," and "U. S. Steel," refer to United States Steel Corporation and its Consolidated Subsidiaries.

-oOo-
2017-003

UNITED STATES STEEL CORPORATION
STATEMENT OF OPERATIONS (Unaudited)

	Quarter Ended			Year Ended
	Dec. 31	Sept. 30	Dec. 31	December 31,
(Dollars in millions, except per share amounts)	2016	2016	2015	2016	2015
NET SALES	$2,650	$2,686	$2,572	$10,261	$11,574

OPERATING EXPENSES (INCOME):
Cost of sales (excludes items shown below)	2,430	2,360	2,629	9,623	11,141
Selling, general and administrative expenses	49	73	107	255	415
Depreciation, depletion and amortization	123	126	129	507	547
Earnings from investees	(7)	(18)	(9)	(98)	(38)
Impairment of intangible assets	—	14	—	14	—
Losses associated with U. S. Steel Canada Inc.	—	—	121	—	392
Restructuring and other charges	121	(3)	47	122	322
Net (gain) loss on disposal of assets	(1)	3	—	5	(2)
Other (income) expenses, net	(1)	(1)	1	(2)	(1)

Total operating expenses	2,714	2,554	3,025	10,426	12,776

(LOSS) EARNINGS BEFORE INTEREST AND INCOME TAXES	(64)	132	(453)	(165)	(1,202)
Net interest and other financial costs	43	62	87	251	257

(LOSS) EARNINGS BEFORE INCOME TAXES	(107)	70	(540)	(416)	(1,459)
Income tax (benefit) provision	(2)	19	593	24	183

Net (loss) earnings	(105)	51	(1,133)	(440)	(1,642)
Less: Net earnings (loss) attributable to the
noncontrolling interests	—	—	—	—	—
NET (LOSS) EARNINGS ATTRIBUTABLE TO
UNITED STATES STEEL CORPORATION	$(105)	$51	$(1,133)	$(440)	$(1,642)

COMMON STOCK DATA:

Net (loss) earnings per share attributable to
United States Steel Corporation stockholders:
Basic	$(0.61)	$0.32	$(7.74)	$(2.81)	$(11.24)
Diluted	$(0.61)	$0.32	$(7.74)	$(2.81)	$(11.24)
Weighted average shares, in thousands
Basic	172,975	160,513	146,347	156,673	146,094
Diluted	172,975	161,700	146,347	156,673	146,094
Dividends paid per common share	$0.05	$0.05	$0.05	$0.20	$0.20

UNITED STATES STEEL CORPORATION
CASH FLOW STATEMENT (Unaudited)

	Year Ended
	December 31,
(Dollars in millions)	2016	2015
Cash provided by operating activities:
Net loss	$(440)	$(1,642)
Depreciation, depletion and amortization	507	547
Impairment of intangible assets	14	—
Losses associated with U. S. Steel Canada Inc.	—	392
Restructuring and other charges	122	322
Loss on debt extinguishment	22	36
Pensions and other postretirement benefits	(62)	50
Deferred income taxes	9	213
Net loss (gain) on disposal of assets	5	(2)
Working capital changes	596	551
Income taxes receivable/payable	10	6
Other operating activities	(56)	(114)
Total	727	359

Cash used in investing activities:
Capital expenditures	(306)	(500)
Acquisitions	—	(25)
Disposal of assets	12	4
Other investing activities	(24)	11
Total	(318)	(510)

Cash provided by (used in) financing activities:
Issuance of long-term debt, net of financing costs	958	—
Repayment of long-term debt	(1,070)	(379)
Settlement of contingent consideration	(15)	—
Common stock issued	482	—
Receipts from exercise of stock options	35	1
Dividends paid	(31)	(29)
Total	359	(407)

Effect of exchange rate changes on cash	(8)	(41)

Net increase (decrease) in cash and cash equivalents	760	(599)
Cash and cash equivalents at beginning of the year	755	1,354

Cash and cash equivalents at end of the period	$1,515	$755

UNITED STATES STEEL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)

	Dec. 31	Dec. 31
(Dollars in millions)	2016	2015
Cash and cash equivalents	$1,515	$755
Receivables, net	1,248	1,063
Inventories	1,573	2,074
Other current assets	20	25
Total current assets	4,356	3,917
Property, plant and equipment, net	3,979	4,411
Investments and long-term receivables, net	528	540
Intangible assets, net	175	196
Other assets	122	103

Total assets	$9,160	$9,167

Accounts payable	$1,668	$1,493
Payroll and benefits payable	400	462
Short-term debt and current maturities of long-term debt	50	45
Other current liabilities	213	148
Total current liabilities	2,331	2,148
Long-term debt, less unamortized discount and debt issuance costs	2,981	3,093
Employee benefits	1,216	1,101
Other long-term liabilities	357	388
United States Steel Corporation stockholders' equity	2,274	2,436
Noncontrolling interests	1	1

Total liabilities and stockholders' equity	$9,160	$9,167

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)

We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and adjusted EBITDA, which are all non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with the net earnings (loss), is a relevant indicator of trends relating to cash generating activity and provides management and investors with additional information for comparison of our operating results to the operating results of other companies. Adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share are non-GAAP measures that exclude the effects of restructuring charges, impairment charges, losses associated with U. S. Steel Canada Inc., losses on debt extinguishment, certain postemployment actuarial adjustments, and charges for deferred tax asset valuation allowances that are not part of the Company’s core operations. Adjusted EBITDA is also a non-GAAP measure that excludes the effects of restructuring charges, impairment charges, losses associated with U. S. Steel Canada Inc., and certain postemployment actuarial adjustments. We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations, particularly cash generating activity, by excluding the effects of restructuring charges, impairment charges, losses on debt extinguishment, certain postemployment actuarial adjustments, charges for deferred tax asset valuation allowances, and losses associated with non-core operations that can obscure underlying trends. U. S. Steel’s management considers adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors, many of which use adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA as alternative measures of operating performance. Additionally, the presentation of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA provides insight into management’s view and assessment of the Company’s ongoing operating performance, because management does not consider the adjusting items when evaluating the Company’s financial performance or in preparing the Company’s annual financial outlook. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and adjusted EBITDA should not be considered a substitute for net earnings (loss), earnings (loss) per diluted share or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies.

RECONCILIATION OF ADJUSTED EBITDA

	Quarter Ended			Year Ended
	Dec. 31	Sept. 30	Dec. 31	Dec. 31	Dec. 31
(Dollars in millions)	2016	2016	2015	2016	2015
Reconciliation to Adjusted EBITDA
Net (loss) earnings attributable to United States Steel Corporation	$(105)	$51	$(1,133)	$(440)	$(1,642)
Income tax (benefit) provision	(2)	19	593	24	183
Net interest and other financial costs	43	62	87	251	257
Depreciation, depletion and amortization expense	123	126	129	507	547
EBITDA	59	258	(324)	342	(655)
Loss on shutdown of certain tubular pipe mill assets	126	—	—	126	—
Supplemental unemployment, severance costs and other charges	(4)	—	47	(2)	78
Impairment of intangible assets	—	14	—	14	—
Loss on shutdown of Fairfield Flat-Rolled operations	—	—	—	—	91
Losses associated with U. S. Steel Canada Inc.	—	—	121	—	392
Loss on shutdown of coke production facilities	—	—	—	—	153
Granite City Works temporary idling charges	18	—	99	18	99
Postemployment benefit actuarial adjustment	—	—	26	—	26
Impairment of equity investment	12	—	18	$12	18
Adjusted EBITDA	$211	$272	$(13)	$510	$202

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)

RECONCILIATION TO ADJUSTED NET EARNINGS (LOSS)

	Quarter Ended(a)			Year Ended(a)
	Dec. 31	Sept. 30	Dec. 31	Dec. 31	Dec. 31
(Dollars in millions, except per share amounts)	2016	2016	2015	2016	2015
Reconciliation to adjusted net earnings (loss) attributable to United States Steel Corporation
Net (loss) earnings attributable to United States Steel Corporation	$(105)	$51	$(1,133)	$(440)	$(1,642)
Loss on shutdown of certain tubular pipe mill assets	126	—	—	126	—
Supplemental unemployment, severance costs and other charges	(4)	—	47	(2)	64
Loss on debt extinguishment	—	—	—	22	—
Impairment of intangible assets	—	14	—	14	—
Loss on shutdown of Fairfield Flat-Rolled operations	—	—	—	—	53
Losses associated with U. S. Steel Canada Inc.	—	—	121	—	266
Granite City Works temporary idling charges	18	—	99	18	99
Loss on shutdown of coke production facilities	—	—	—	—	65
Postemployment benefit actuarial adjustment	—	—	26	—	26
Impairment of equity investment	12	—	18	12	18
Loss on retirement of senior convertible notes	—	—	36	—	36
Deferred tax asset valuation allowance	—	—	753	—	753
Total adjustments	152	14	1,100	190	1,380
Adjusted net earnings (loss) attributable to United States Steel Corporation	$47	$65	$(33)	$(250)	$(262)

Reconciliation to adjusted diluted net earnings (loss) per share
Diluted net (loss) earnings per share	$(0.61)	$0.32	$(7.74)	$(2.81)	$(11.24)
Loss on shutdown of certain tubular pipe mill assets	0.73	—	—	0.80	—
Supplemental unemployment, severance costs and other charges	(0.03)	—	0.32	(0.01)	0.44
Loss on debt extinguishment	—	—	—	0.14	—
Impairment of intangible assets	—	0.08	—	0.09	—
Loss on shutdown of Fairfield Flat-Rolled operations	—	—	—	—	0.37
Losses associated with U. S. Steel Canada Inc.	—	—	0.82	—	1.82
Granite City Works temporary idling charges	0.11	—	0.68	0.11	0.68
Loss on shutdown of coke production facilities	—	—	—	—	0.44
Postemployment benefit actuarial adjustment	—	—	0.18	—	0.18
Impairment of equity investment	0.07	—	0.12	0.08	0.12
Loss on retirement of senior convertible notes	—	—	0.25	—	0.25
Deferred tax asset valuation allowance	—	—	5.14	—	5.15
Total adjustments	0.88	0.08	7.51	1.21	9.45
Adjusted diluted net earnings (loss) per share	$0.27	$0.40	$(0.23)	$(1.60)	$(1.79)
(a) The adjustments included in this table have been tax effected at a 0% tax rate due to the recognition of a full valuation allowance.

UNITED STATES STEEL CORPORATION
RECONCILIATION OF ANNUAL EBITDA OUTLOOK

Year Ended
Dec. 31
(Dollars in millions)	2017
Reconciliation to Projected Annual EBITDA Included in Outlook
Projected net earnings attributable to United States Steel Corporation included in Outlook	$535
Estimated income tax expense	60
Estimated net interest and other financial costs	245
Estimated depreciation, depletion and amortization	460
Projected annual EBITDA included in Outlook	$1,300

UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)

	Quarter Ended			Year Ended
	Dec. 31	Sept. 30	Dec. 31	December 31,
(Dollars in millions)	2016	2016	2015	2016		2015
SEGMENT EARNINGS (LOSS) BEFORE INTEREST AND INCOME TAXES
Flat-Rolled	$65	$114	$(88)	$(3)		$(237)
U. S. Steel Europe	63	81	6	185		81
Tubular	(87)	(75)	(64)	(304)		(179)
Other Businesses	21	18	9	63		33
Total Segment Earnings (Loss) Before Interest and Income Taxes	62	138	(137)	(59)		(302)
Postretirement benefit income (expense)	26	8	(5)	62		(43)
Other items not allocated to segments:
Loss on shutdown of certain tubular pipe mill assets	(126)	—	—	(126)		—
Supplemental unemployment and severance costs	4	—	(47)	2		(78)
Impairment of intangible assets	—	(14)	—	(14)
Losses associated with U. S. Steel Canada Inc.	—	—	(121)	—		(392)
Loss on shutdown of coke production facilities	—	—	—	—		(153)
Loss on shutdown of Fairfield Flat-Rolled operations	—	—	—	—		(91)
Granite City Works temporary idling charges	(18)	—	(99)	(18)		(99)
Postemployment benefit actuarial adjustment	—	—	(26)	—		(26)
Impairment of equity investment	(12)	—	(18)	(12)		(18)

(Loss) earnings before interest and income taxes	$(64)	$132	$(453)	$(165)		$(1,202)

CAPITAL EXPENDITURES
Flat-Rolled	$14	$23	$84	$111		$280
U. S. Steel Europe	15	17	32	83		110
Tubular	7	11	27	88		102
Other Businesses	2	—	3	24		8

Total	$38	$51	$146	$306	(a)	$500	(a)
(a) Excludes the (decrease) increase in accrued capital expenditures of $(85) million and $59 million for the year ended December 31, 2016, and 2015, respectively.

UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)

	Quarter Ended			Year Ended
	Dec. 31	Sept. 30	Dec. 31	December 31,
	2016	2016	2015	2016	2015
OPERATING STATISTICS
Average realized price: (a)
Flat-Rolled ($/net ton)	692	718	642	666	695
U. S. Steel Europe ($/net ton)	484	503	477	483	516
U. S. Steel Europe (euro/net ton)	449	451	435	436	464
Tubular ($/net ton)	1,027	1,049	1,273	1,071	1,464
Steel Shipments (thousands of net tons):(a)
Flat-Rolled	2,369	2,535	2,591	10,094	10,595
U. S. Steel Europe	1,261	1,105	982	4,496	4,357
Tubular	138	103	127	400	593
Total Steel Shipments	3,768	3,743	3,700	14,990	15,545

Intersegment Shipments (thousands of net tons):
Flat-Rolled to Tubular	—	—	35	42	416
Raw Steel Production (thousands of net tons):
Flat-Rolled	2,458	2,734	2,421	10,706	11,337
U. S. Steel Europe	1,278	1,279	1,054	4,967	4,669
Raw Steel Capability Utilization: (b)
Flat-Rolled	57%	64%	57%	63%	60%
U. S. Steel Europe	101%	102%	84%	99%	93%
(a) Excludes intersegment shipments.
(b) Based on annual raw steel production capability of 17.0 million net tons for Flat-Rolled and 5.0 million net tons for U. S. Steel Europe. Prior to the permanent shutdown of the blast furnace and associated steelmaking operations, along with most of the flat-rolled finishing operations at Fairfield Works late in the third quarter of 2015, annual raw steel production capability for Flat-Rolled was 19.4 million net tons.